Exhibit 10.16

Digital Marketing Agreement (the “Agreement”)

Customer Information Company Name (the “Customer”)	Raeon International Limited
Company Address	21/F, Sugar+, 25-31 Sugar Street, Causeway Bay, HK
Contact Person	Mr. Terence Cheung
Telephone	3689 9122
Facsimile	3705 0223
E-mail	terence@rae-on.com
URL	www.rae-on.com

Digital Marketing Solution Package and Production
General
Period	1/1/2024 – 31/12/2024
Project	Gamudaland – The Canopy
Target Market(s)	Hong Kong / Australia
Social Media Management / Advertising
Standard Package
(i) Social Media page Management / Lead Generation
Social Media	Facebook
Language	Traditional Chinese
Facebook content creation and execution	HKD1,000 per feed
Comment management

● Pre-set standard FAQ with Customer and reply comments accordingly.

● Comments not covered in standard FAQ will be sent to Customer for advice.

● Moderate negative comments.

● Manage comments twice a day (Mon- Fri within 10am to 6pm, exclude public holidays).

Inbox message reply	● Reply inbox messages from Mon to Sun within 10am to 6pm(include Public Holidays).
Campaign report	Weekly report
Management fee	/
Sub-Total	/

(ii)Facebook /YouTube Advertising
Ad format	Page Post ad / News Feed ad / Lead ad / Video ad
Remarketing	Inclusive
CPE	/
Number of clicks	/
Advertising fee	TBC
Service charge	8% of actual fee
Sub-Total	/

21/F, Sugar+, 25-31 Sugar Street, Causeway Bay, HK

Search Advertising
Platform	Google
Ad format	Text ad
Remarketing	Inclusive
CPC	/
Number of clicks	/
Advertising fee	TBC
Service charge	8% of actual fee

Platform	Microsoft Bing
Ad format	Text ad
Remarketing	Inclusive
CPC	/
Number of clicks	/
Advertising fee	TBC
Service charge	8% of actual fee
Display Advertising
Platform	Google Display Network
Ad format	Banner ad
Remarketing	Inclusive
CPC	/
Number of clicks	/
Advertising fee	TBC
Service charge	8% of actual fee
Production
Banner design	HKD1,000 / set
Print-ad design	HKD3,000 / insertion
Video production	HKD8,000 / video
Lightbox creative design	HKD1,000 / slide
Performance based Package Total
Total amount	/

21/F, Sugar+, 25-31 Sugar Street, Causeway Bay, HK

1. SERVICE DETAIL - ADVERTISTING

-A dedicated Account Manager will be responsible for delivering the KPI (Clicks/Impressions/ TrueView / No. of wall post/ mini campaign) as stated in the Agreement.

-Advertising campaign monitoring & optimization throughout the campaign running period.

-Consultation service in keywords, targeting, advertising placement, landing page & banner size.

-Weekly, Monthly and/or Post-campaign evaluation report.

-Conversion tracking.

Remarks

Advertising

- If the agreed daily limit is reached on any day, the advertisement will not be available as soon as such limit is reached.

- Extra cost might be incurred for additional service not stated in the Agreement, such as, daily report.

- It is a tentative advertising fee allocation; client may request to reallocate the advertising fee within the service period on written request.

Social Media Management

- Visual design in static image and video production are subject to revise 2 times. Customer should provide product photos for product feed.

2. TERMS OF PAYMENT

All payments shall be made in Hong Kong Dollars by any of the following ways. For payment in foreign currency, Xact Digital Limited (the “Company”) shall convert the payable amount according to the monthly exchange rate preset by the Company.

Cheque payable to “Xact Digital Limited” .
Bank Transfer to the following bank account:
Bank name :	/HKBC
Account name :	/Xact Digital Limited
Bank code :	/004
Bank account no.:	/ 741-517262-838
SWIFT code :	/HSBCHKHH
Bank address :	/1 Queens Road Central HK

*	The bank charges, remittance fees, processing expenses or other necessary cost incurred by paying the Company shall all be borne by the Customer.

*	Receipt and a signed copy of this Agreement should be faxed to +852 or email to sam@x-act.digital

First month prepayment and monthly post-payment afterwards

-The total amount will be settled by 12 installments.

-The first installment payment will be invoiced once this Agreement is signed and confirmed by both parties. The Customer shall settle the total amount payable within 7 days from the invoice date. Late payment may lead to service suspension.

-After the first invoice, fees for the next installment will be invoiced at the beginning of the next month. The Customer shall settle the total amount payable on a monthly basis, within 30 days from the invoice date. Late payment may lead to service suspension.

3. OTHER TERMS AND CONDITIONS

3.1	The Customer shall comply with all terms set forth in the Agreement in addition to the terms and other policies published by advertising service provider. The Customer understands and acknowledges that the aforementioned terms or policies provided by the advertising service provider will be renewed, modified or updated from time to time.

3.2	The Customer shall ensure all advertising materials including but not limited to text, image, video or website shall comply with applicable laws including but not limited to intellectual property law, Advertising Policies, Terms of Service or Standards of Advertisement provided by Advertising Service Provider. Customer agrees that the Company shall not be held liable for any of the above elements Customer provides. The Company may, at its sole discretion, to suspend or take down any content provided by the Customers, and retains the right to terminate the Agreement if any of the aforementioned elements is not legal, or leading to third parties’ claim or disputes. In addition to the remedies permitted by the laws, the Customer agrees to defend and indemnify the Company from and against losses, cost, or any expenses incurred by the Company from and against any third parties’ claim, suit, cause of action, proceeding, demand or action if any of the aforementioned element provided by the Customer results in or in connection with any such claim, suit, cause of action, proceeding, demand or action of any third parties.

21/F, Sugar+, 25-31 Sugar Street, Causeway Bay, HK

3.3	In no event shall the Company be liable to the Client for any loss of profits, loss of business opportunities, loss of goodwill and any other expected interest arising from the Service. Under the circumstances that the Service is delivered and executed by third parties, the Customer acknowledges that the Company will not guarantee that any schedule or order can be followed exactly and entirely, and that Company shall not be held liable for any third parties’ conduct which is not imputed to the Company. Both parties agree, if the aforementioned schedule or order cannot be fulfilled by a third party, the sole and exclusive remedy pursuant to the Agreement is to designate alternatives in order to achieve the KPI or advertising placement as stated in the Agreement.

3.4	The Customer is obligated to notify the Company by written notice regarding the start date of its advertisement. If the Company does not receive any aforementioned notice within three months stated from the agreement date, it shall be deemed that the Customer has abandoned the right to ask Company to perform such advertising execution and the Company’s obligation to perform the execution thereof shall also be deemed fulfilled and accomplished. The Customer shall still make its payment and shall have no right to any refund for payment made.

3.5	The Customer agrees, that the Company is entitled to disclose, display and distribute any contents which involving the message that the Customer is adopting or once adopted the Company’s service in ways of, including but not limited to website, social media, printed matters or any other materials related to Company’s marketing purpose. The Company is licensed to use Customer’s trademarks under the above situation subject to disclosure, display or distribution purpose therein.

3.6	In no event shall the Customer cancel the Agreement. The Customer shall have no right to any refund for payment made.

3.7	This Agreement constitutes the entire agreement of the parties relating to the subject matter addressed in this Agreement. This Agreement supersedes all prior communications or agreements between the parties with respect to the subject matter addressed in this Agreement, whether oral or written.

3.8	The Agreement is governed in all respects by the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Customer agrees that any claim or dispute arising under, out of, in connection with or in relation to the Agreement must be resolved by a court or any other authorities of Hong Kong SAR government. For any claim or dispute arising between the Company and the Customer, the Parties are obligated to settle through negotiation in the first place. Any claim or dispute which the Parties are unable to amicably settle shall be brought to and finally settled by the court.

For and on behalf of Xact Digital Limited Name: Title: Date:
CUSTOMER DECLARATION We hereby agree to the terms and condition above and shall be bound by this Agreement. Accepted and confirmed by Authorized Signature with Company Stamp Name: Title : Date :

21/F, Sugar+, 25-31 Sugar Street, Causeway Bay, HK

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